Exhibit 1.1

Up to a Maximum of $8,000,000

3% SENIOR DEBENTURES AND WARRANTS

FIRST RESPONDER SYSTEMS AND TECHNOLOGY INC.

PLACEMENT AGENCY AGREEMENT

September     , 2005

CRT CAPITAL GROUP LLC

262 Harbor Drive

Stamford, CT 06902

Ladies and Gentlemen:

First Responder Systems and Technology Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions contained herein, to issue and sell up to a maximum of $8,000,000 aggregate principal amount of 3% debentures (the “Debentures”) with warrants (the “Warrants” and together with the Debentures, the “Securities”) exercisable for shares (the “Conversion Shares”) of common stock, $0.0001 par value per share (the “Common Stock”), directly to certain investors (collectively, the “Investors”).

The Debentures will be issuable pursuant to an indenture (the “Indenture”) between the Company and Hancock Bank of Louisiana (the “Trustee”), as trustee, registrar and escrow agent to be dated as of the Closing Date (as defined below).

The Company desires to engage you as its exclusive placement agent (the “Placement Agent”) in connection with the issuance and sale of the Securities and hereby confirms its agreement with respect to the distribution of the Securities by the Placement Agent.

1. Agreement to Act as Placement Agent; Delivery and Payment. On the basis of the representations, warranties and agreements contained in, and subject to the terms and conditions of, this Agreement:

(a) The Placement Agent agrees to act, on a reasonable efforts basis, as the Company’s exclusive Placement Agent in connection with the issuance and sale by the Company of the Securities to the Investors. The Placement Agent shall have no authority to bind the Company. The Company acknowledges and agrees that the Placement Agent’s engagement hereunder is not an agreement by the Placement Agent or any of their affiliates to underwrite or purchase any securities or otherwise provide any financing.

(b) Concurrently with the execution and delivery of this Agreement, the Company, the Placement Agent, and the Trustee shall enter into an Indenture substantially in the form of Exhibit A attached hereto (the “Indenture”), pursuant to which an escrow account will be established, at the Company’s expense, for the benefit of the Company and the Investors (the “Escrow Account”). Concurrently with the execution of the Purchase Agreements (as defined below), (i) each of the Investors will deposit in the Escrow Account an amount equal to the aggregate purchase price of the Securities to be purchased by such Investor, and (ii) the Trustee, as escrow agent, will notify the Company and the Placement Agent in writing of the amount of funds deposited in the Escrow Account. As compensation for their services hereunder, the Company agrees to pay the Placement Agent 4% of the proceeds received by the Company from the sale of the Securities.

(c) Omitted

(d) The Securities shall be registered in such names and in such denominations as the Placement Agent shall request by written notice to the Company.

(e) The several purchases of the Securities by the Investors may be evidenced by the execution of one or more purchase agreements substantially in the form attached hereto as Exhibit B (the “Purchase Agreements”).

(f) Prior to the earlier of (i) the date on which this Agreement is terminated and (ii) the Closing Date, the Company shall not, without the prior consent of the Placement Agent, solicit or accept offers to purchase any of its Securities otherwise than through the Placement Agent.

2. Representations and Warranties of the Company.

(a) The Company represents and warrants to, and agrees with, the Placement Agent as of the date hereof and as of the Closing Date as follows:

(i) A registration statement on Form SB-1 with respect to the Securities has (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) been filed with the Commission under the Securities Act; and (iii) become effective under the Securities Act. Copies of such registration statement and each amendment thereto have been delivered by the Company to you as the Placement Agent. As used in this Agreement, “Effective Time” means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; “Effective Date” means the date of the Effective Time; “Preliminary Prospectus” means each prospectus included in such registration statement, or amendments thereto, before such registration statement became effective under the Securities Act and any prospectus filed with the Commission by the Company with the consent of the Placement Agent pursuant to Rule 424(a) of the Rules and Regulations; “Registration Statement” means such registration statement, as amended at the Effective Time, including all information contained in the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and deemed to be a part of the registration statement as of the Effective Time pursuant to paragraph (b) of Rule 430A of the Rules and Regulations; and “Prospectus” means such final prospectus, as first filed with the Commission pursuant to paragraph (1) or (4) of Rule 424(b) of the Rules and Regulations. If the Company filed an abbreviated registration statement, any reference herein to the term “Registration Statement” shall be deemed to include the abbreviated registration statement to register additional shares of Common Stock under Rule 462(b) of the Rules and Regulations (the “Rule 462 Registration Statement”). The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding for such purpose has been instituted or threatened by the Commission.

(ii) The Registration Statement conformed in all material respects at the Effective Time and conforms in all material respects, and any post-effective amendment to the Registration Statement filed after the date hereof will conform in all material respects on the applicable effective date, to the requirements of the Securities Act and the Rules and Regulations. The Prospectus will conform in all material respects when filed with the Commission pursuant to Rule 424(b) and on the applicable delivery date to the requirements of the Securities Act and the Rules and Regulations. The Registration Statement, at the Effective Time, and the Prospectus, as of its date and on the applicable delivery date, do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading; provided, that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Placement Agent specifically for inclusion therein.

(iii) The financial statements of the Company, together with the related notes thereto, included in the Registration Statement and Prospectus comply in all material respects with the requirements of the Securities Act and fairly present the financial condition of the Company as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with generally accepted accounting principles in the United States consistently applied throughout the periods involved; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein and the other financial information included in the Registration Statement and the Prospectus has been derived from the accounting records of the Company and presents fairly the information shown thereby. No other financial statements or schedules are required to be included in the Registration Statement or Prospectus. Any disclosures contained in the Registration Statement or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Regulation S-B and Regulation A under the Securities Act, to the extent applicable. Comiskey & Company, P.C., which has expressed its opinion with respect to the financial statements and schedules filed as a part of the Registration Statement and included in the Registration Statement and Prospectus, is an independent public accounting firm within the meaning of the Securities Act and the Rules and Regulations and such accountants are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”). Except as described in the Prospectus, there are no material off-balance sheet transactions, arrangements, obligations (including contingent obligations), or any other relationships with unconsolidated entities or other persons, that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenue or expenses.

(iv) Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Each of the Company and its subsidiaries has full corporate power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement and Prospectus, and is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify might result in a material adverse change in the general affairs, condition (financial or otherwise), business, prospects, property, operations or results of operations of the Company and its subsidiaries, taken as a whole (“Material Adverse Change”).

(v) Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there has not been any change in the capital stock of the Company or any of its subsidiaries, or any material adverse change in the general affairs, condition (financial or otherwise), business, prospects, property, operations or results of operations of the Company and its subsidiaries, taken as a whole, or any material change in the short-term or long-term debt, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Company, or any Material Adverse Change or any development involving a prospective Material Adverse Change.

(vi) Except as set forth in the Prospectus, there is not pending or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company is the subject before or by any court or governmental agency, authority or body, or any arbitrator, which, individually or in the aggregate, might result in any Material Adverse Change. There are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required to be described in the Registrations Statement and Prospectus that have not been so described.

(vii) There are no statutes, regulations, contracts or documents that are required to be described in the Registration Statement and Prospectus or be filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations that have not been so described or filed.

(viii) The Company’s certificate of incorporation (the “Certificate of Incorporation”) has been duly authorized and been adopted by the Company, has been filed with and accepted by the Office of Secretary of State of the state of Delaware and is in full force and effect.

(ix) The Company has full power and authority to (a) enter into this Agreement, the Indenture and the Purchase Agreements and to consummate the transactions contemplated hereby and thereby, (b) authorize, execute, issue, and deliver the Securities as contemplated by this Agreement, the Indenture and the Purchase Agreement; (c) authorize, execute and deliver the Indenture and to perform its obligations thereunder; and (d) authorize, execute, issue and deliver the Securities in accordance with the terms of the Indenture.

(x) This Agreement, the Indenture and the Purchase Agreements have been duly authorized, executed and delivered by the Company, and constitute valid, legal and binding obligations of the Company, enforceable in accordance with their terms, except to the extent that rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

(xi) The Company is not in breach or violation of or in default under (and no event has occurred which with notice, lapse of time or both would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (x) its certificate of incorporation (the “Certificate of Incorporation”) or by-laws (the “By-Laws”), or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness or any license to which the Company or any of its subsidiaries is a party or by which the Company, any of its subsidiaries or any of their properties may be bound or affected, (y) any lease, contract or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company, any of its subsidiaries or any of their properties may be bound or affected or (z) any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of its subsidiaries, except, in the case of clauses (y) and (z), for breaches, violations, defaults and events that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; and the execution, delivery and performance of this Agreement, the Purchase Agreements, the Indenture and the Securities, the issuance of the Securities in compliance with the Indenture, the issuance of the Securities in compliance with the Indenture and the consummation of the transactions contemplated by this Agreement, the Purchase Agreements, the Indenture and the Securities will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (I) the Certificate of Incorporation or By-laws, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness or any license to which the Company or any of its subsidiaries is a party or by which the Company, any of its subsidiaries or any of their properties may be bound or affected, (II) any lease, contract or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company, any of its subsidiaries or any of their properties may be bound or affected or (III) any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of its subsidiaries, except, in the case of clause (II), for breaches, violations, defaults and events that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

(xii) no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or approval of the stockholders of the Company, is required in connection with the execution, delivery and performance of this Agreement, the Purchase Agreements, the Indenture, the issuance of the Securities, or the consummation by the Company of the transactions contemplated by this Agreement, the Purchase Agreements, the Indenture and the Securities, other than the registration of the Securities, the Warrants and the Conversion Shares under the Securities Act, each of which has been effected, any filing for review of the offering of the Securities by the National Association of Securities Dealers, Inc. (the “NASD”), and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Securities are being offered by the Placement Agent or under the rules and regulations of the NASD.

(xiii) At September 23, 2005, the authorized capital stock of the Company consists of thirty million (30,000,000) shares of Common Stock, $0.0001 par value per share, and twenty thousand (20,000) shares of preferred stock, zero par value per share. After giving effect to the transactions contemplated by the Purchase Agreement, on the date hereof:

a. The issued and outstanding capital stock of the Company will consist of one million two hundred eleven thousand (1,211,000) shares of Common Stock and zero shares of Preferred Stock.

b. The Company will have (x) zero shares of Common Stock reserved for issuance upon the exercise of outstanding options granted under the Company’s Nonqualified Stock Option Plan, (the “Option Plan”) and (y) two million five hundred six thousand (2,506,000) shares of Common Stock reserved for issuance upon the exercise of the Warrants and any outstanding warrants.

c. The Company will have four hundred fifty thousand (450,000) shares of Common Stock available for future grant under the Option Plans.

Since March 7, 2005, the Company has not issued or entered into any commitment to issue subscriptions, options, warrants, convertible or exchangeable securities or other contracts or rights to purchase any shares of the capital stock of the Company or any of its subsidiaries (other than warrants to purchase 28,000 shares of common stock that were issued on June 2, 2005 in connection with the bridge loan dated May 20, 2005).

(xiv) With the exception of the foregoing in Section 2(a)(xiii), there are no outstanding subscriptions, options, warrants, convertible or exchangeable securities or other contracts or other rights in existence granted to or by the Company or any of its subsidiaries to purchase any shares of the capital stock of the Company or any of its subsidiaries and there are no commitments, plans or arrangements to issue any shares of the capital stock of the Company or any of its subsidiaries or any subscriptions, options, warrants, convertible or exchangeable securities or other contracts or other rights to purchase any shares of the capital stock of the Company or any of its subsidiaries.

(xv) All of the issued and outstanding shares of capital stock of the Company are duly authorized and validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, the issuance thereof was free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights, and the holders thereof are not subject to personal liability by reason of being such holders.

(xvi) All of the issued and outstanding shares of capital stock of each of the Company’s subsidiaries are duly authorized and validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, the issuance thereof was free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights, and the holders thereof are not subject to personal liability by reason of being such holders. Except as otherwise described in the Registration Statement and Prospectus and except for any directors’ qualifying shares, the Company owns of record and beneficially, free and clear of any security interests, claims, liens, proxies, equities or other encumbrances, all of the issued and outstanding shares of capital stock of each of the Company’s subsidiaries.

(xvii) The Securities have been duly and validly authorized and, when issued and delivered against payment therefor as provided in the Purchase Agreements, will be duly and validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights, and the holders thereof will not be subject to personal liability by reason of being such holders. The capital stock of the Company and the Securities each conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus, and the certificates for the Securities and the shares of Common Stock are in due and proper form.

(xviii) The Conversion Shares have been duly authorized and reserved for issuance upon exercise of the Warrants, and if and when issued in accordance with the Certificate of Incorporation, will be duly and validly issued, fully paid and nonassessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights, and the holders thereof will not be subject to personal liability by reason of being such holders.

(xix) The Securities are in the form contemplated by the Indenture, have been duly authorized by the Company for issuance pursuant to the terms of the Indenture and, when executed by the Company and authenticated by the Trustee in the manner provided in the Indenture, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting enforcement of the rights and remedies of creditors or by general equitable principles.

(xx) Except as otherwise stated in the Registration Statement and Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of the Company’s capital stock pursuant to the Certificate of Incorporation, the By-laws or any agreement or other instrument to which the Company is a party or by which the Company is bound. Neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of capital stock or other securities of the Company.

(xxi) Omitted

(xxii) Since September 23, 2005, the business and operations of the Company have been conducted in the ordinary course consistent with past practice, and, except as specifically disclosed in the SEC Documents, there has not been:

a. any declaration, setting aside or payment of any dividend or other distribution of the assets of the Company with respect to any shares of capital stock of the Company or any repurchase, redemption or other acquisition by the Company or any subsidiary of the Company of any outstanding shares of the Company’s capital stock;

b. any damage, destruction or loss, whether or not covered by insurance, except for such occurrences, individually and collectively, that have not had, and would not reasonably be expected to result in, a Material Adverse Change;

c. any waiver by the Company of a valuable right or of a material debt owed to it, except for such waivers, individually and collectively, that have not had, and would not reasonably be expected to result in, a Material Adverse Change;

d. the incurrence of any liability or obligation, direct or contingent, for borrowed money, other than trade payable financing incurred in the ordinary course of business consistent with past practice;

e. any change by the Company in its accounting principles, methods or practices or in the manner in which it keeps its accounting books and records, except any such change required by a change in GAAP or by the Commission; or

f. any other event or condition of any character, except for such events and conditions that have not resulted, and would not reasonably be expected to result, either individually or collectively, in a Material Adverse Change.

(xxiii) The Company and each of its subsidiaries possesses all material licenses, certificates, permits and other authorizations issued by, and has made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of its properties or the conduct of its business; except as described in the Prospectus, the Company has not received notice of any revocation or modification of any such license, certificate, permit or authorization and has no reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course; and the Company is in compliance in all material respects with all applicable federal, state, local and foreign laws, regulations, orders and decrees.

(xxiv) The Company and each of its subsidiaries has good and marketable title to all property (whether real or personal) described in the

Registration Statement and Prospectus as being owned by it, in each case free and clear of all liens, claims, security interests, other encumbrances or defects except such as are described in the Registration Statement and the Prospectus. The property held under lease by the Company and each of its subsidiaries is held by it under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company or its subsidiaries.

(xxv) The information contained in the Registration Statement and the Prospectus concerning the issued patents and pending patent applications, owned by or licensed to the Company and its subsidiaries is accurate in all material respects. The Company and its subsidiaries own or possess rights from all necessary third parties (the “Licensors”) to use any patents, trademarks, trade names, service marks, service names, copyrights, confidential and proprietary information, including trade secrets, know-how, inventions and technology, whether patented or not, proprietary computer software and other intellectual property rights (collectively, the “Intellectual Property”) necessary to conduct the respective businesses of the Company and its subsidiaries in the manner in which they have been and are contemplated to be conducted, as described in the Prospectus, and without any conflict with the rights of others, except as described in the Prospectus and except for such conflicts that, if determined adversely to the Company or its subsidiaries, would not, singly or in the aggregate, be reasonably expected to result in a Material Adverse Change. Except as described in the Prospectus, neither the Company nor any of its subsidiaries has knowledge that, or has received any notice from any other person alleging that, the businesses of the Company and its subsidiaries in the manner in which they have been and are contemplated to be conducted, as described in the Prospectus, conflict with the Intellectual Property rights of others, except for such conflicts that, if determined adversely to the Company or the Subsidiaries, would not have, singly or in the aggregate, be reasonably expected to result in a Material Adverse Change.

(xxvi) All patent applications owned by or licensed to the Company or any of its subsidiaries that are material to the conduct of the respective businesses of the Company and its subsidiaries in the manner in which they have been and are contemplated to be conducted have been duly and properly filed or caused to be filed with the United States Patent and Trademark Office (“PTO”) and, in some cases, applicable foreign and international patent authorities, and assignments for all patents and patent applications owned by or licensed to the Company or any of its subsidiaries that are material to the conduct of the respective businesses of the Company and its subsidiaries in the manner in which they have been and are contemplated to be conducted (collectively, the “Patent Rights”) have been properly executed and recorded for each named inventor. To the knowledge of the Company, all printed publications and patent references material to the patentability of the inventions claimed in the Patent Rights have been disclosed to those patent offices so requiring. To the knowledge of the Company, each of the Company and its subsidiaries, their assignors or the Licensors, as applicable, has met its duty of candor and good faith to the PTO for the Patent Rights. To the knowledge of the Company, no material misrepresentation has been made to any patent office in connection with the Patent Rights. Neither the Company nor any of its subsidiaries is aware of any facts material to a determination of patentability regarding the Patent Rights not disclosed to the PTO or other applicable patent office. Neither the Company nor any of its subsidiaries is aware of any facts not disclosed to the PTO or other applicable patent office that would preclude the patentability, validity or enforceability of any patent or patent application in the Patent Rights. The Company has no knowledge of any facts that would preclude the Company, its subsidiaries or the Licensors, as applicable, from having clear title to the patents and patent applications in the Patent Rights. To the knowledge of the Company, the patents in the Patent Rights are valid and enforceable, and have not been adjudged invalid or unenforceable in whole or in part.

(xxvii) To the knowledge of the Company, no third party is engaging in any activity that infringes, misappropriates or otherwise violates the Intellectual Property owned by or licensed to the Company or its subsidiaries, except as described in the Prospectus and except for such activities that, singly or in the aggregate, would not be reasonably expected to result in a Material Adverse Change.

(xxviii) With respect to each material agreement governing all rights in and to any Intellectual Property licensed by or licensed to the Company or any of its subsidiaries: (i) such agreement is valid and binding and in full force and effect; (ii) neither the Company nor any of its subsidiaries has received any notice of termination or cancellation under such agreement, received any notice of breach or default under such agreement, which breach has not been cured, or granted to any third party any rights, adverse or otherwise, under such agreement that would constitute a material breach of such agreement; and (iii) none of the Company, its subsidiaries or, to the knowledge of the Company, any other party to such agreement, is in breach or default thereof in any material respect, and no event has occurred that, with notice or lapse of time, would constitute such a material breach or default or permit termination, modification or acceleration under such agreement.

(xxix) The Company and each of its subsidiaries have timely filed all federal, state, local and foreign income and franchise tax returns required to be filed and is not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any which the Company or any of its subsidiaries is contesting in good faith. There is no pending dispute with any taxing authority relating to any of such returns and the Company has no knowledge of any proposed liability for any tax to be imposed upon the properties or assets of the Company or any of its subsidiaries for which there is not an adequate reserve reflected in the Company’s financial statements included in the Registration Statement.

(xxx) There are no affiliations with the NASD among the Company’s officers or directors.

(xxxi) The Company, directly or indirectly, owns no capital stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust or other entity.

(xxxii) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (w) transactions are executed in accordance with management’s general or specific authorization; (x) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain accountability for assets; (y) access to assets is permitted only in accordance with management’s general or specific authorization; and (z) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the date of the most recent evaluation of such, there has been no change in internal control over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses.

(xxxiii) The Company has established and maintains disclosure controls and procedures (as such term is defined in the Exchange Act) designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive and principal financial officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure.

(xxxiv) Neither the Company’s board of directors nor the audit committee has been informed, nor is any director of the Company aware, of (x) any significant deficiencies in the design or operation of the Company’s internal controls that could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weakness in the Company’s internal controls; or (y) any fraud, whether or not material, that involves management or other employees of the Company who have a significant role in the Company’s internal controls.

(xxxv) No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries on the other hand, that is required to be described in the Prospectus that is not so described. Neither the Company nor or any of its subsidiaries has, directly or indirectly, extended or maintained credit, or arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any of its directors or executive officers in violation of applicable laws, including Section 402 of the Sarbanes-Oxley Act.

(xxxvi) Except as described in the Prospectus and the Registration Statement, each of the Company and its subsidiaries: (u) is and at all times has been in material compliance with all statutes, rules, regulations, or guidances applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured or distributed by the Company (“Applicable Laws”); (v) has not received any warning letter, letter of inquiry or other correspondence from any federal, state or foreign governmental authority having authority over the Company (“Governmental Authority”) alleging or asserting material noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”); (w) possesses all Authorizations and such Authorizations are valid and in full force and effect and are not in material violation of any term of any such Authorizations; (x) has not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Authority or third party alleging that any product, operation or activity is in violation of any Applicable Laws or Authorizations and have no knowledge that any such Governmental Authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (y) has not received notice that any Governmental Authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and has no knowledge that any such Governmental Authority is considering such action; and (z) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were materially complete and correct on the date filed (or were corrected or supplemented by a subsequent submission).

(xxxvii) Each of the Company and its subsidiaries (x) is in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (y) has received and is in compliance with all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business; and (z) has not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in any such case for any such failure to comply, or failure to receive required permits, licenses or approvals, or liability as would not, individually or in the aggregate, result in a Material Adverse Change.

(xxxviii) Each of the Company and its subsidiaries (x) is in compliance, in all material respects, with any and all applicable foreign, federal, state and local laws, rules, regulations, treaties, statutes and codes promulgated by any and all Governmental Authorities (including pursuant to the Occupational Health and Safety Act) relating to the protection of human health and safety in the workplace (“Occupational Laws”); (y) has received all material permits, licenses or other approvals required of it under applicable Occupational Laws to conduct its business as currently conducted; and (z) is in compliance, in all material respects, with all terms and conditions of such permit, license or approval, and the Company does not have knowledge of any facts, circumstances or developments relating to its operations or cost accounting practices that could reasonably be expected to form the basis for or give rise to such actions, suits, investigations or proceedings. No action, proceeding, revocation proceeding, writ, injunction or claim is pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries relating to Occupational Laws.

(xxxix) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its affiliates has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

(xl) Except as disclosed in the Registration Statement and Prospectus, neither the Company nor any subsidiary has granted rights to develop, manufacture, produce, assemble, distribute, license, market or sell its products to any other person and is not bound by any agreement that affects the Company’s or its subsidiaries’ exclusive right to develop, manufacture, produce, assemble, distribute, license, market or sell its products.

(xli) All statistical or market-related data included in the Registration Statement or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

(xlii) Other than as contemplated by this Agreement, the Company has not incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement, the Purchase Agreement or the consummation of the transactions contemplated hereby or thereby.

(xliii) Neither the Company nor any of its affiliates is presently doing business with the government of Cuba or with any person or affiliate located in Cuba.

(xliv) The Company and each of its subsidiaries carries, or is covered by, insurance issued by insurers of nationally recognized financial responsibility in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries; and neither the Company nor any of its subsidiaries has (x) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (y) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business. All such insurance is outstanding and duly in force on the date hereof.

(xlv) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (w) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (x) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (y) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (z) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(xlvi) No person has the right to require the Company to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities, except for such rights as have been previously waived.

(xlvii) The Company is not and, after giving effect to the offering and sale of the Securities, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(xlviii) The Company and each of its subsidiaries is in compliance with all applicable provisions of the Sarbanes-Oxley Act.

(xlix) Omitted

(l) The Company acknowledges and agrees that in

connection with this offering, sale of the Debenture or any other services the Placement Agent may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Placement Agent: (i) no fiduciary or agency relationship between the Company and any other person, on the one hand, and the Placement Agent, on the other, exists; (ii) the Placement Agent are not acting as advisors, expert or otherwise, to the Company, including, without limitation, with respect to the determination of the public offering price of the Securities, and such relationship between the Company, on the one hand, and the Placement Agent, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Placement Agent may have to the Company shall be limited to those duties and obligations specifically stated herein; and (iv) the Placement Agent and their respective affiliates may have interests that differ from those of the Company.

(b) Any certificate signed by any officer of the Company and delivered to you or to counsel for the Placement Agent shall be deemed a representation and warranty by the Company to the Placement Agent as to the matters covered thereby.

(c) The Company understands and confirms that the Placement Agent will rely on the foregoing representations in effecting transactions in securities of the Company.

3. Covenants. The Company covenants and agrees with the Placement Agent as follows:

(a) To prepare the Prospectus in a form approved by the Placement Agent and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or to the Prospectus prior to the last delivery date except as permitted herein; to advise the Placement Agent, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Placement Agent with copies thereof; to advise the Placement Agent, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

(b) To furnish promptly to each of the Placement Agent and to counsel to the Placement Agent a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

(c) To deliver promptly to the Placement Agent such number of the following documents as the Placement Agent shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per share earnings) and (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus; and, if the delivery of a prospectus is required at any time after the Effective Time in connection with the offering or sale of the Stock or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Placement Agent and, upon their request, to prepare and furnish without charge to the Agent and to any dealer in securities as many copies as the Agent may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance;

(d) To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company or the Agent, be required by the Securities Act or requested by the Commission;

(e) Prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus or any Prospectus pursuant to Rule 424(b) of the Rules and Regulations, to furnish a copy thereof to the Agent and counsel to the Placement Agent and obtain the consent of the Placement Agent to the filing;

(f) As soon as practicable after the Effective Date, to make generally available to the Company’s security holders and to deliver to the Agent an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158);

(g) Promptly from time to time to take such action as the Agent may reasonably request to qualify the Stock for offering and sale under the securities laws of such jurisdictions as the Agent may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities; provided that in connection therewith the Company shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject;

(h) To apply the net proceeds from the sale of the Securities being sold by the Company as set forth in the Prospectus;

(i) The Company will comply with all the undertakings contained in the Registration Statement.

(j) Prior to the sale of the Securities to the Investors, the Company will cooperate with the Placement Agent and their respective counsel in connection with the registration or qualification of the Securities for offer and sale under the state securities or Blue Sky laws of such jurisdictions as the Placement Agent may request; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general service of process in any jurisdiction where it is not now so subject.

(k) During a period of five years commencing with the date hereof, the Company will furnish, upon the written request of the Placement Agent, copies of all periodic and special reports furnished to the stockholders of the Company and all reports filed with the Commission, the NASD, the NASDAQ or any securities exchange.

(l) Prior to the Closing Date, the Company will issue no press release or other communications directly or indirectly and hold no press conference with respect to the Company or any of its subsidiaries, the condition, financial or otherwise, or the earnings, business affairs or business prospects of any of them, or the offering of the Securities without the prior written consent of the Placement Agent unless in the judgment of the Company and its counsel, and after reasonable notification to the Placement Agent, such press release or communication is required by law.

(m) The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or cause to be paid all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Placement Agent and to the Investors (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Securities including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Securities to the Investors, (iii) the producing, word processing and/or printing of this Agreement, the Purchase Agreements, any dealer agreements, and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Placement Agent (including costs of mailing and shipment), (iv) the qualification of the Securities for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law as aforesaid (including the reasonable legal fees and filing fees and other disbursements of counsel for the Placement Agent in connection therewith) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Placement Agent, (v) any listing of the Securities on any securities exchange or qualification of the Securities for quotation on the NASDAQ and any registration thereof under the Exchange Act, (vi) any filing for review of the offering of the Securities by the NASD, including the reasonable legal fees and filing fees and other disbursements of counsel to the Placement Agent in connection therewith, (vii) the fees and disbursements of any transfer agent or registrar for the Securities, (viii) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Securities to prospective investors and the Placement Agent’s sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the fees of the Escrow Agent, and (x) all other costs and expenses incident to the performance of the Company’s obligations hereunder that are not otherwise specifically provided for herein. If the sale of the Securities provided for herein is not consummated by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the Placement Agent’s obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company will reimburse the Placement Agent for all out-of-pocket disbursements (including fees and disbursements of counsel) incurred by the Placement Agent in connection with its investigation, preparing to market and marketing the Securities or in contemplation of performing their obligations hereunder.

(n) The Company will apply the net proceeds from the sale of the Securities to be sold by it hereunder for the purposes set forth in the Prospectus and will file such reports with the Commission with respect to the sale of the Securities and the application of the proceeds therefrom as may be required in accordance with Rule 463 of the Rules and Regulations.

(o) The Company has not taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, and has not effected any sales of capital stock that are required to be disclosed under the Securities Act that have not been so disclosed in the Registration Statement.

(p) During the period when the Prospectus would be required by law to be delivered in connection with the sale of the Securities by an underwriter or dealer in connection with the offering contemplated by this Agreement, the Company will file all reports and any other documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the rules and regulations promulgated thereunder.

(q) The Company agrees to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Securities.

(r) The Company and its subsidiaries will maintain such controls and other procedures, including without limitation those required by Sections 302 and 906 of the Sarbanes-Oxley Act and the applicable regulations thereunder, that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and its principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure, to ensure that material information relating to the Company, including its subsidiaries, is made known to them by others within those entities.

(s) The Company and its subsidiaries will comply with all effective applicable provisions of the Sarbanes-Oxley Act.

(t) The Company agrees to furnish to the Placement Agent as early as practicable prior to the Closing Date, but not later than two business days prior thereto, a copy of the latest available unaudited interim and monthly financial statements, if any, of the Company which have been read by the Company’s independent certified public accountants, as stated in their letter to be furnished pursuant to Section 4(h) hereof.

4. Conditions of Placement Agent’s Obligations. The obligations of the several Placement Agent hereunder are subject to the accuracy, as of the date hereof and at the Closing Date (as if made at such Closing Date), of and compliance with all representations, warranties and agreements of the Company contained herein, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) The Registration Statement shall be effective; no stop order suspending the effectiveness of the Registration Statement or any amendment thereof shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the Placement Agent’s satisfaction.

(b) The Placement Agent shall not have advised the Company that the Registration Statement or the Prospectus, or any amendment thereof or supplement thereto (including any term sheet within the meaning of Rule 434 of the Rules and Regulations), contains an untrue statement of fact which, in your opinion, is material, or omits to state a fact which, in the Placement Agent’s opinion, is material and is required to be stated therein or necessary to make the statements therein not misleading.

(c) Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries shall have incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there shall not have been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants or pursuant to the Company’s [            ] Employee Stock Purchase Plan), or any material change in the short-term or long-term debt of the Company, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock of the Company or any of its subsidiaries, or any Material Adverse Change or any development involving a prospective Material Adverse Change (whether or not arising in the ordinary course of business), that, in the judgment of the Placement Agent, makes it impractical or inadvisable to offer or deliver the Securities on the terms and in the manner contemplated in the Prospectus.

(d) On or after the date hereof no “nationally recognized statistical organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or preferred stock.

(e) On the Closing Date, there shall have been furnished to you, with executed an original for the Placement Agent, the opinion of Liskow & Lewis, counsel for the Company, dated such Closing Date and addressed to you, in form and substance as set forth on Exhibit C hereto.

(f) Intentionally Omitted

(g) On the Closing Date you shall have received a letter of Comiskey & Company, P.C., dated such date and addressed to you, confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission, and stating, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of such letter), the conclusions and findings of said firm with respect to the financial information and other matters covered by its letter delivered to you concurrently with the execution of this Agreement, and the effect of the letter so to be delivered on the Closing Date shall be to confirm the conclusions and findings set forth in such prior letter.

(h) On the Closing Date, there shall have been furnished to you a certificate, dated the Closing Date and addressed to you, signed by the Chief Executive Officer and by the Chief Financial Officer of the Company, to the effect that:

(i) The representations and warranties of the Company in this Agreement are true and correct as if made at and as of the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) No stop order or other order suspending the effectiveness of the Registration Statement or any amendment thereof or the qualification of the Securities for offering or sale has been issued, and no proceeding for that purpose has been instituted or, to the best of their knowledge, is contemplated by the Commission or any state or regulatory body; and

(iii) The signers of said certificate have carefully examined the Registration Statement and the Prospectus, and any amendments thereof or supplements thereto, and (w) such documents contain all statements and information required to be included therein, and the Registration Statement, or any amendment thereof, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented, does not include any untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (x) since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented prospectus which has not been so set forth, (y) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, not in the ordinary course of business, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock, and except as disclosed in the Prospectus, there has not been any change in the capital stock (other than a change in the number of outstanding Securities of Common Stock due to the issuance of Securities upon the exercise of outstanding options or warrants), or any material change in the short-term or long-term debt of the Company, or any Material Adverse Change or any development involving a prospective Material Adverse Change (whether or not arising in the ordinary course of business), and (z) except as stated in the Registration Statement and the Prospectus, there is not pending, or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding to which the Company or any of its subsidiaries is a party before or by any court or governmental agency, authority or body, or any arbitrator, which might result in any Material Adverse Change.

(i) The Investors shall have entered into the Escrow Agreement and the Purchase Agreements and deposited funds into the Escrow Agreement in accordance with Section 1 above. The Escrow Agent shall be prepared to release the fees due to the Placement Agent from the Escrow Account.

(j) The NASD shall, if applicable, have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the placement agency terms and arrangements.

(k) The Company and the Trustee shall have executed and delivered the Indenture.

(l) At the Closing Date, the Placement Agent and counsel to the Placement Agent shall have been furnished with such information, certificates and documents as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as contemplated herein and related proceedings, or to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained, or otherwise in connection with the Offering contemplated hereby; and all opinions and certificates mentioned above or elsewhere in this Agreement shall be reasonably satisfactory in form and substance to the Placement Agent and counsel for the Placement Agent.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to the Placement Agent and counsel for the Placement Agent. The Company will furnish the Placement Agent with such conformed copies of such opinions, certificates, letters and other documents as it shall reasonably request.

5. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless the Placement Agent, its affiliates, directors and officers and each person, if any, who controls such Placement Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities, joint or several, to which such Placement Agent may become subject, under the Securities Act, the Exchange Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, Blue Sky application or other information or other documents executed by the Company filed in any state or other jurisdiction to qualify any or all of the Securities under the securities laws thereof or in any materials or information provided to Investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities (“Marketing Materials”), including any roadshow or investor presentations made to Investors by the Company (whether in person or electronically) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Placement Agent for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any such amendment or supplement, or in any Marketing Materials, in reliance upon and in conformity with information provided in writing to the Company by the Placement Agent specifically for use in the preparation thereof.

(b) The Placement Agent will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Placement Agent), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any such amendment or supplement, in reliance upon and in conformity with information provided in writing to the Company by you specifically for use in the preparation thereof, and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending against any such loss, claim, damage, liability or action.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if, in the sole judgment of the Placement Agent, it is advisable for the Placement Agent to be represented as a group by separate counsel, the Placement Agent shall have the right to employ a single counsel to represent the Placement Agent who may be subject to liability arising from any claim in respect of which indemnity may be sought by the Placement Agent under subsection (a) of this Section 5, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the Placement Agent as incurred (in accordance with the provisions of the second paragraph in subsection (a) above). An indemnifying party shall not be obligated under any settlement agreement relating to any action under this Section 5 to which it has not agreed in writing.

(d) If the indemnification provided for in this Section 5 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above,

then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Placement Agent on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Placement Agent on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Placement Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total fees and commissions received by the Placement Agent, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Placement Agent and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Placement Agent agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in the first sentence of this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), the Placement Agent shall not be required to contribute any amount in excess of the fees and commissions received by the Placement Agent pursuant to this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) The obligations of the Company under this Section 5 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Placement Agent within the meaning of the Securities Act or the Exchange Act; and the obligations of the Placement Agent under this Section 5 shall be in addition to any liability that the Placement Agent may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his consent, is named in the Registration Statement as about to become a director of the Company), to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act.

6. Representations and Agreements to Survive Delivery. All representations, warranties, and agreements of the Company herein or in certificates delivered pursuant hereto, and the agreements of the Placement Agent and the Company contained in Section 5 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Placement Agent or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons and shall survive the distribution of the Securities by the Placement Agent hereunder.

7. Termination.

(a) This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

(b) The Placement Agent shall have the right to terminate this Agreement by giving notice as hereinafter specified at any time at or prior to the Closing Date, if (i) the Company shall have failed, refused or been unable, at or prior to the Closing Date, to perform any agreement on its part to be performed hereunder, (ii) any other condition of the Placement Agent’ obligations hereunder is not fulfilled, (iii) trading on the NASDAQ, New York Stock Exchange or the American Stock Exchange shall have been wholly suspended, (iv) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the NASDAQ, New York Stock Exchange or the American Stock Exchange, by such Exchange or by order of the Commission or any other Governmental Authority having jurisdiction, (v) a banking moratorium shall have been declared by federal or state authorities, or (vi) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Placement Agent, is material and adverse and makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Securities. Any such termination shall be without liability of any party to any other party except that the provisions of Section 3(m) and Section 5 hereof shall at all times be effective.

(c) If you elect to terminate this Agreement as provided in this Section, the Company shall be notified promptly by you by telephone, confirmed by letter.

8. Notices. Except as otherwise provided herein, all communications hereunder shall be in writing and, if to the Placement Agent, shall be mailed or delivered to the Placement Agent c/o CRT Capital Group LLC, 262 Harbor Drive, Stamford, Connecticut 06902, with a copy to Goodwin Procter LLP, 53 State Street, Boston, Massachusetts 02109, Attention: David F. Dietz; if to the Company, shall be mailed or delivered to it at 8000 GSRI Avenue, Building 3000, Baton Rouge, Louisiana 70820, with a copy to Liskow & Lewis, 822 Harding Street, Lafayette, Louisiana 70505, Attention: John C. Anjier. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

9. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 5. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term “successors and assigns” as herein used shall not include any Investor merely because of such purchase.

10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut.

11. Counterparts. This Agreement may be executed by facsimile in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

[Signature Page Follows]

Please sign and return to the Company the enclosed duplicates of this letter whereupon this letter will become a binding agreement between the Company and the Placement Agent in accordance with its terms.

Very truly yours,

First Responder Systems and Technology Inc.

By:
Name:
Title:

Confirmed as of the date first above mentioned.

CRT CAPITAL GROUP LLC

By:
Name:
Title:

EXHIBIT A

FORM OF INDENTURE AGREEMENT

EXHIBIT B

FORM OF PURCHASE AGREEMENT

EXHIBIT C

FORM OF OPINION OF GOODWIN PROCTER LLP

COUNSEL TO THE COMPANY

[TO COME]

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